THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call EVENT DATE/TIME: AUGUST 22, 2013 / 12:00PM GMT OVERVIEW: ANF announced 2Q13 net sales of $946m and diluted EPS of $0.14. Management guided to 3Q13 diluted EPS of $0.40-0.45. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

CORPORATE PARTICIPANTS

Brian Logan *Abercrombie & Fitch Co. - VP of Finance & Controller*

Mike Jeffries *Abercrombie & Fitch Co. - Chairman & CEO*

Jonathan Ramsden *Abercrombie & Fitch Co. - EVP & CFO*

CONFERENCE CALL PARTICIPANTS

Liz Dunn *Macquarie Research - Analyst*

Dana Telsey *Telsey Advisory Group - Analyst*

Paul Alexander *BofA Merrill Lynch - Analyst*

Carla White *Jennifer Black & Assoc. - Analyst*

Omar Saad *ISI Group - Analyst*

Edward Yruma *KeyBanc Capital Markets - Analyst*

Paul Lejuez *Wells Fargo Securities - Analyst*

Kimberly Greenberger *Morgan Stanley - Analyst*

Matthew McClintock *Barclays Capital - Analyst*

Janet Kloppenburg *JJK Research - Analyst*

Randy Konik *Jefferies & Company - Analyst*

Marni Shapiro *The Retail Tracker - Analyst*

Barbara Wyckoff *CLSA - Analyst*

Nancy Hilliker *Citigroup - Analyst*

John Kernan *Cowen and Company - Analyst*

Stephanie Wissink *Piper Jaffray - Analyst*

Betty Chen *Wedbush Securities - Analyst*

Lindsay Drucker Mann *Goldman Sachs - Analyst*

Janine Stichter *BMO Capital Markets - Analyst*

Richard Jaffe *Stifel Nicolaus & Co. - Analyst*

Pamela Quintiliano *SunTrust Robinson Humphrey - Analyst*

Jaime Katz *Morningstar - Analyst*

Blair Pearson *Robert W. Baird - Analyst*

Brian Tunick *JPMorgan - Analyst*

PRESENTATION

Operator

Good day and welcome to the Abercrombie & Fitch's second-quarter 2013 earnings results conference call. Today's call is being recorded. (Operator Instructions). We will open the call to take your questions at the end of the presentation. We ask that you limit yourself to one question during the question-and-answer session. At this time I would like to turn the conference over to Brian Logan. Mr. Logan, please go ahead.

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Brian Logan - Abercrombie & Fitch Co. - VP of Finance & Controller Good morning and welcome to our second-quarter earnings call. Earlier today we released our second-quarter sales and earnings, income statement, balance sheet, store openings, closing summary and an updated financial history. Please feel free to reference these materials available on our website. Also available on our website is the investor presentation which we will be referring to in our comments during this call. Today's earnings call is being recorded and replayed may be accessed through the Internet at Abercrombie.com under the investor section. The call is scheduled for one hour. Joining me today are Mike Jeffries and Jonathan Ramsden. Before we begin a reminder that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. In addition, due to the 53rd week in the fiscal 2012 retail year second-quarter comparable sales are compared to the 13-week period ended August 4, 2012. Also as a reminder, the Company changed its method of accounting for inventory to the cost method effective February 2, 2013. As a result, prior year figures have been restated to reflect the change in accounting method. We will now begin the call with a few remarks from Mike followed by a review of the financial performance for the quarter from Jonathan and me. After our prepared comments we will be available to take your questions for as long as time permits. With that I will turn the call over to Mike. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Good morning, everyone. The second quarter proved to be more difficult than expected due to weaker traffic, particularly in July and continued softness in the female business. The reasons for the weak traffic we've seen in the US are not entirely clear. Our best theory is that while consumers in general are feeling better about the overall economic environment, it is less the case for the young consumer. In addition, we believe youth spending has likely diverted to other categories. We would assume that these effects will abate at some point, but until we have seen clear evidence of that we are planning sales, inventory and expense levels on a conservative basis. Despite the challenging environment, we were very pleased by strong growth in our direct to consumer business for the quarter which was up in all regions with particularly strong growth in Asia. We now have a big fast-growing and highly profitable international direct to consumer business reflecting the benefits of investments we have made over the past few years. We are also pleased by our continued strong comp store sales growth in China, up around 60% for the quarter. We now have six Hollister stores in mainland China running at an annualized volume of around $40 million. From a margin standpoint we generated healthy year-over-year gross margin rate improvement despite a very promotional environment and we ended the quarter with inventory in good shape. While we believe that much of the weakness during the second quarter was due to macro conditions, we are not satisfied with our results and are working hard to improve the trend for the third quarter and beyond. As a part of this we have expanded our assortment in accessories where we are starting to get good traction and we continue to look for new opportunities to expand our assortment, both owned and through third-party collaboration. For example, we recently announced a partnership with Keds and began offering an exclusive line that features Keds' iconic sneakers with signature Hollister patterns. While only available online, fans can check out the display inside our Hollister stores. Also in late July we tested a select assortment of Gilly Hicks intimates in about 225 Hollister stores, both US and international. We are pleased with the results of this test and believe the sales were largely incremental. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

From a marketing standpoint we're working on some new programs that we expect to begin testing in the next few months. We are also excited to be able to use our A&F store windows to help support traffic driving marketing initiatives once we have completed the removal of the louvers from our US chain stores. We remain very encouraged by our profit improvement initiative. As a reminder, this initiative is focused on profit improvement through a detailed review of our existing operational processes and is primarily focused on areas covering general non-merchandise expense, marketing, supply chain, store operations and home office. We made excellent progress during the quarter end. We now expect savings from this initiative to exceed $100 million on an annualized basis. We will be conducting some significant pilot studies in our stores over the next few months which will give us insight into whether there is further opportunity beyond that. We expect the overall implementation phase to take another six to nine months to complete with the majority of the expected benefit to be realized in (technical difficulty) [2014]. We are working hard to be able to realize a portion of the benefit in the later part of this year. We are also nearing completion of our long-term strategic review. Based on extensive work over the past few months, the plan emerging from this review will map out clear strategies covering our assortment, our real estate plans, direct to consumer, Omni-channel, technology, marketing and CRM and sourcing. We are confident that these plans will give us a clear roadmap for sustainable growth in sales, profitability and return on invested capital. The next key milestone will be a review with our Board in mid-September and we will look to share more details in the future. Before handing over to Jonathan I would like to say a word about our team. We operate in a business that has ups and downs and we have certainly seen both over the years. But it is an incredible feeling to come to work every day with a team that always has an optimistic, can-do approach and is constantly focused on the opportunities we see ahead of us, both near-term and long-term. I would like to say a very big thank you to everyone on the A&F team for their hard work and dedication. With that I will hand the call over to Jonathan but will be available to take your questions later in the call. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Thanks, Mike, and good morning, everyone. For the quarter the Company's net sales were $946 million, down 1% to last year. Total US sales including DTC were down 8%; international sales including DTC were up 15% and total DTC sales were up 21%. Including direct to consumer comp sales were down 10% with the US down 11% and international down 7%. Within the quarter comparable sales were weakest in July. Second-quarter sales were below expectations due to weaker traffic, principally in July, and continued softness in the female business. As Mike said a moment ago, until we've seen clear evidence that the traffic environment has improved, we are planning for a continuation of this trend. Gross margin for the quarter improved 160 basis points year over year. Operating expense for the second quarter was $585 million versus $567 million last year. Operating expense for the second quarter included $2.6 million in charges related to the implementation of the profit improvement initiative. Overall expenses for the second quarter came in significantly below forecast as we flexed down expense in reaction to the lower sales trend. Excluding the profit improvement initiative charges, operating income for the quarter was $22 million versus $25 million a year ago. Operating margin excluding charges decreased 30 basis points as gross margin expansion was slightly more than offset by expense deleverage. The tax rate for the quarter was 34.7%. On a full-year basis we expect the tax rate to be in the mid 30%'s. For the quarter the company reported diluted earnings per share of $0.14 versus $0.20 last year. Diluted earnings per share for the quarter included $0.02 in charges related to the implementation of the profit improvement initiative. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Turning to the balance sheet, we ended the quarter with total inventory down 9% versus a year ago with fall class inventory down by a greater percentage. We ended the quarter with approximately $335 million in cash and cash equivalents and borrowings under the term loan of approximately $143 million. During the quarter we repurchased approximately 2 million shares at an average cost of approximately $49 per share. With regard to our outlook for 2013, specifically the third-quarter, based on the assumption that comparable sales for the quarter will be down slightly more than the second quarter, we are now projecting third-quarter diluted EPS in the range of $0.40 to $0.45. Due to the lack of visibility given the recent traffic trends, we are not providing further guidance beyond the third quarter. This projection does not include the impact of potential impairment and store closure charges or additional charges related to the implementation of our profit improvement initiative. Also, due to the calendar shift from the 53rd week in fiscal 2012, the prior year comparable 13-week period ended November 3, 2012 had approximately $22 million less in sales versus the reported 13-week period ended October 27, 2012, which adversely affects third-quarter year-over-year sales and earnings. In addition, we expect to get a lower non-comp sales benefit in the third quarter as compared to the second quarter due to timing of new store openings. We continue to expect capital expenditures of around $200 million for the year and preopening costs of around $30 million. With regard to real estate plans for the year, we continue to expect we will open an A&F flagship store in Seoul as well as approximately 20 international Hollister chain stores throughout the year. In addition, we will open a small number of international and US outlet stores during the year. We continue to expect to close approximately 40 to 50 stores in the US in 2013 through natural lease expirations primarily at the end of the year. The planned opening of an A&F flagship store in Shanghai is now expected in the spring of 2014. As Mike mentioned a moment ago, we now expect savings from our profit improvement initiative to exceed $100 million. Most of these savings will be recognized through expense with a smaller element flowing through gross margin. We expect to incur some 2013 charges to achieve those savings that are not reflected in our outlook. These include fees paid to the consultants we have partnered with on this project and other charges which we will call out in our quarterly results as we incur them. The next significant step in this project is to complete the store pilot projects to test some additional savings opportunities. Since we don't expect these projects to be completed until close to year end, our next substantive update on this project will likely be in our year-end earnings call. Finally I would like to echo Mike's comments that we remain optimistic with regard to our profit improvement initiative and we expect that this, along with our long-term strategic update, will lead to sustainable and meaningful improvements in our operating margin and return on invested capital. We will continue to talk more on this -- more about this on our next earnings call. With that I'm going to hand over to Brian to provide some more details on our results for the quarter. Brian Logan - Abercrombie & Fitch Co. - VP of Finance & Controller Thanks, Jonathan. As reported second-quarter comp sales were down 10%. By brand comp sales, including direct to consumer, were down 6% for Abercrombie & Fitch, down 3% for abercrombie kids and down 13% for Hollister. Across the brand male performed better than female. Changes in foreign currency exchange rates versus a year ago benefited sales by approximately $3 million. Also due to the calendar shift from the 53rd week in fiscal 2012, the prior year comparable 13-week period ended August 4, 2012 had approximately $44 million of additional sales versus the reported 13-week period ended July 28, 2012, which provided a benefit to second-quarter year-over-year sales and earnings. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

The gross profit rate for the second quarter was 63.9%, 160 basis points better than last year's second-quarter gross profit rate. Stores and distribution expense for the quarter was $472 million or 49.9% as a percentage of net sales, compared to $458 million or 48.1% as a percent of net sales last year. Expense savings in store payroll, store management and support and other store and distribution expense were more than offset by the deleverage effect of negative comparable sales. MG&A for the quarter was $118 million versus $111 million last year. The increase was primarily driven by consulting and other services, including $2.6 million in charges related to the implementation of the profit improvement initiative. Details of international Hollister store openings for the quarter are included on the slide on page 9 of the investor presentation. At the end of the quarter we operated 285 Abercrombie & Fitch stores, 150 abercrombie kids stores, 594 Hollister stores and 28 Gilly Hicks stores. This concludes our prepared comments; we are now available to take your questions. Thank you. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions). Liz Dunn, Macquarie. Liz Dunn - Macquarie Research - Analyst I guess, do you think that inventory at all constrained your comp? Was there any impact from the inventory? And then also if you could just clarify what guys comped since you are really calling out the female business as being the weaker part of the business? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Let me answer the first part of the question. I don't believe that inventory constrained the comp. We are happy with the inventory levels. You have to remember that last year we were over inventoried. What guides comp --. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO I think the question was about guys comp. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Oh, guys comp. What is the guys comp? The male comps were positive until July. We had an ongoing weakness in female comps and the primary problem there was in knit tops. Thanks, Liz. Operator Paul Lejuez, Wells Fargo. Paul has just left the queue. We will take a question from Dana Telsey, Telsey Advisory Group. Dana Telsey - Telsey Advisory Group - Analyst Mike, as you think about the changes that are happening in the teen market now, have you seen this before? And as you think about the product assortment going forward, what should we be looking for either to re-energize the teen -- the customer to come in or what you are doing in your 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

stores to drive them back in? And then on the expense reduction program, in total could it be $200 million now or just more than $100 million? What should we be seeing? Thank you. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO I think there are always new entries in the teen market, [Dana, you do too]. I think that from the top there is a weakness in young teen business, and I think the weakness is stronger in young teens. As the age matures the business is stronger, the contemporary business is stronger than the junior business. I would say in terms of our assortments, are there things we could have done better? Of course, there always are and that's how we built the business. But I have read quite a few research reports this past quarter talking about how good our stores looked and I think they are right. When times are difficult it is easy to start throwing this group or that group under the bus for having executed poorly. I don't think that is the right thing to do from a cultural point of view. But more importantly, I don't believe it. I have been around this business, as you know, long enough to know that sometimes, however good a job you are doing, there are factors beyond your control. Sometimes they are in your favor and sometimes they are against you and they tend to even out over time. The second part of the question is about driving customers into the store. And we are working on a number of marketing initiatives to do that -- to build traffic, some online, some off-line. But we are very, very dedicated to driving traffic. Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO And, Dana, I think the other part of your question is about expense saves. [At this time] we are comfortable the figures are going to exceed $100 million. The greatest area of incremental opportunity would be in the store operations area and we referenced in the script that we are doing some significant pilot tests there that we're not going to have a good read on until the end of the year. So there is certainly potentially more opportunity there, but until we've completed those tests and determined whether those changes are sustainable and don't have an adverse impact either from a volume standpoint or a brand standpoint, we are not ready to put a number up there for those changes. Operator Paul Alexander, Bank of America. Paul Alexander - BofA Merrill Lynch - Analyst Could you talk a little bit more about the cadence of what you saw through the quarter by month? It seems like July really decelerated a lot. So with third-quarter guidance of slightly worse than the 2Q run rate, does that imply an acceleration from July? Is that what you are seeing in stores right now? Or if it's not based on what you are seeing right now because you want to wait for a more conclusive sales trend, could you let us know how back-to-school is shaping up? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Hey, Paul. So we sold through the first quarter as we referenced back in May that there was a sequential improvement by month as we went through the quarter and that continued into the second quarter. And then clearly things stepped down pretty significantly in July. That was much more 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

the case in the US than international, by the way. International there wasn't a huge delta between June and July, it was fairly modest. So clearly there was something going on this back-to-school season that had a big impact on July and I think everyone else has talked about that. So, yes, our guidance bakes in what we currently project for the quarter. We typically don't comment on current quarter business, but the guidance we are giving today reflects the trend projection we have for the full quarter based on our usual model for determining that. Operator Anna Andreeva, Oppenheimer. And it's not Anna Andreeva; it is Jennifer Black, Jennifer Black and Associates. Carla White - Jennifer Black & Assoc. - Analyst This is actually Carla White for Jennifer Black. Mike, I was just wondering if you could talk to us about how your denim is doing at both Abercrombie and Hollister and how you feel about the denim more that is going on domestically. And then the follow-up is could you talk about your loyalty program in each division and how many members you currently have? That seems like a big opportunity for you. Thank you. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO I will be very brief and then I will turn it over to Jonathan. Our denim business is outperforming our total business at this point. Now we go to Jonathan. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO On the loyalty program/CRM part of the question, Jennifer, if you look at it there are really three prongs to what we're trying to accomplish. We are trying to increase the number people who are in the programs and that entails having enticing reasons for them to join the program. The second piece of it is then we want to increase the percentage of our transactions that are attributable to club members and that number is steadily growing over time. And then thirdly, we want to make sure the value attached to those customers that are in the program is performing and is at a level greater than non-club participants. So we are tracking each of those metrics, they are all progressing positively. I would say we are encouraged by that but we are not yet at the sort of critical tipping point when, for example, we could start to significantly pull back on our in-store promotions. But that is the ultimate objective -- or a big part of the ultimate objective of this as well as creating a level of customer engagement that is exciting from a customer standpoint. Operator Omar Saad, ISI Group. Omar Saad - ISI Group - Analyst As you guys drive kind of higher cost savings when you go through these processes of review and you are finding these incremental areas, how do you think about reinvesting some of those savings or balancing the need to kind of reduce your cost structure and make it more efficient, but also the need to maybe invest in certain areas of your business? I've heard you mention marketing a couple times and maybe training. Could you help us understand your thought process, at least philosophically, around balancing those two? 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Hey, Omar. I think the one area that does come up is marketing and outside of that we don't see a lot of areas where we would think that there would be an argument that we could be under invested. There's certainly a question mark there. Having said that, we think there is some opportunity in our existing marketing expense that we can take out. But that is a question we have got an open mind on and we're continuing to look at it. And Mike referenced earlier that we are doing some marketing tests through the back half of the year and how they perform. And the return on investment from those tests will be a big factor in that. We are certainly willing to invest if we think it is going to help drive traffic and expand the base. Operator Edward Yruma, KeyBanc. Edward Yruma - KeyBanc Capital Markets - Analyst Mike, I think on the last call you talked about your under inventoried position and I know that you don't believe it affected 2Q sales, but I guess how do you feel about the level of inbound inventory? I believe you said it would kind of continue to ramp up through the year. And I guess given the current trend, how can you make kind of adjustments on the fly to make sure that you aren't over inventoried? Thanks. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO We are working very hard on that, Ed, because we are very committed to conservative inventory against the sales number. We've had open dollars because we have reacted as late as possible to Christmas. We are doing quite a bit of adjusting to make sure that we are going to be on track for Christmas sales. Jonathan could say --. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Yes, I would just add a little more. We are planning to exit the end of the year certainly very clean and in a very comfortable position. The end of Q3 inventory levels made -- by the way, that would mean at the end of Q4 that we would likely see inventory levels up year over year partly because we were very significantly under inventoried and had some timing issues coming into the first quarter of this year. So we expect inventory to be up at the end of the year. Third-quarter there are a couple of other timing effects coming into play. The calendar shift has a slight impact in terms of the inventory position year over year being effectively a week later. And then the in-transit you may recall a year ago was very low, it was down significantly. We expect that to be a more normalized figured this year. And then thirdly, as we've taken our receipts we have been reacting more to later in the season. So the third-quarter figure is likely to be up more than the figure at the end of the year, but we are certainly planning on working towards being in a healthy position coming out of the year. Operator Paul Lejuez, Wells Fargo. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Paul Lejuez - Wells Fargo Securities - Analyst Just wondering what the reason was for the delay in the Shanghai opening? And also if you can give any update on CapEx expectations for next year, but also thinking longer-term what is the right level of CapEx to run with in the business? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Hey, Paul, the Shanghai opening, it's part of a big project that is going on there and it's the timing of the whole project that has slipped, so that is just pushed back our opening day. It is not something that's unique to us or something that we drove specifically. The CapEx 2013 and beyond is going to be something that will emerge from completion of our strategic review, so when we wrap that up in the next few weeks we will be in a better position to speak to that. I guess at this point I would say that we wouldn't expect it to be materially higher than where we have been this year and may well be lower. Operator Kimberly Greenberger, Morgan Stanley. Kimberly Greenberger - Morgan Stanley - Analyst Mike, I'm wondering -- I know that even times when comps are negative for the business you are seeing some encouraging traction and different new ideas that you have. And I don't know what you can our can't say on a call like this given the public nature of it. But maybe you could just in general talk about are you seeing some of those sort of reads in your business that give you direction over the next three, six, nine and 12 months? And then just stepping back from the current tone of business, I'm wondering if you could just help us understand longer-term how you are thinking about international expansion and if there have been any changes in your thinking over the last sort of six to 12 months? Thanks. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Okay, let me take the first part of the question. There are always areas in the business that give us direction. And I think you know we spend a lot of time looking at what is happening now and what we think that can mean for the future. That's a given here, we are very, very reactive. I hope we've been able to react in fact for Christmas based upon initial fall selling. Beyond that I can't tell you what those things are, but they exist. Let's talk about international expansion. Jonathan? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Sure. Hey, Kimberly. Again, there are a lot of questions related to that that are part of this strategic review, so they include -- which countries we are going to be prioritizing going forward; the optimal mix between direct and bricks and mortar; the potential for doing something other than company-owned stores, which you know has been generally our model in the past; the potential for outlets -- all those questions are part of this strategic review and we are pretty close to coming to some conclusions on that. And once we have been through all of that we will look forward to sharing more of that hopefully pretty soon. Operator Matt McClintock, Barclays. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Matthew McClintock - Barclays Capital - Analyst I was wondering if we could focus on the strength then in the direct to consumer channel and -- which I think really stands out as a positive for the quarter. And I'm just wondering if you could maybe comment on the potential for maybe nontraditional competition within the teen space potentially driving some of the weakness that you are seeing across the entire industry from you and some of your competitors. Is there perhaps a structural change that has occurred and is that what we are seeing within the team category? Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Two questions. Hey, Matt, so I will take the first part of the question on strength of the DTC channel. Yes, we are extremely pleased by what is going on in the international direct business. And again, coming back to our strategic review what we are seeing is certainly contributing to our thinking on that. I think some of the key drivers of that have been when we started to fulfill within Europe, we made some significant investments behind that. The language and translation, local currency sites have all been significant. But I think they're all obviously building off a pretty healthy level of brand awareness we have and a very healthy gross margin structure we start with, which makes the economics of that business very attractive. So, yes, we are very encouraged by it. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO The second part of your question, I think you are right on in terms of the potential for nontraditional competition, it is happening, and we are -- we want to be in the forefront of that. I think what we own is very powerful brands. And owning those brands we think we are going to be able to be in the forefront of the nontraditional brick and mortar part of the business. Good question. Operator Anna Andreeva, Oppenheimer. Unidentified Participant Good morning, this is Dan filling in for Anna. So just a quick question on -- I guess can you talk a little bit more about the EBIT margins by segment? It looks like maybe there was a step down with international and domestic; we are looking at the presentation you provided. Any color there would be great. Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Sure, Dan. Yes, I guess you are seeing clearly is that international margins stepped down more for international stores. That is partly a function of the fact that our labor model in Europe in particular is a little less flexible in the US. We can react to that over time, but short-term it is not as flexible as in the US, that is certainly a component. There is a little bit of a gross margin mix affect there as well relative to the US stores. Obviously we are very pleased with the direct to consumer margin which was up for the quarter. Operator Janet Kloppenburg, JJK Research. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Janet Kloppenburg - JJK Research - Analyst Mike, I was wondering if you could talk a little bit about the exposure to knits. I think that has been the big culprit on the women's side. And I know you had talked about it on the first quarter and said that you felt better about your knit assortment in the back half, particularly in the fourth quarter. I'm wondering if you have had an ability to make some adjustments in that category and if you overall have been able to modify your fourth-quarter receipts at all in light of what you learned to the response from the back-to-school assortment. And, Jonathan, I was wondering if you could talk about the international comp. It was -- store comp was a little better than expected. Maybe could talk about the regions. I know China was very good, but -- and I'm also wondering, just based off of your last response, if you could -- if you will be able to flex on payroll there in the back half of the year? Thanks. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO To answer the first part of your question, Janet, we've absolutely have been able to adjust fourth quarter based upon what is happening. And I think in response to Kimberly's question, it's the same thing -- in this business even if you are -- think you are over the top in terms of inventory you have got to find space for things that are trending. And that is what we have been working very hard on to do. So, the knit assortment clearly has been adjusted for Christmas. Having said that, the bigger categories for Christmas are not really knit dependent unless you describe fleece as knit. The bigger businesses for Christmas are knits and sweaters -- or I'm sorry, fleece and sweaters, as you know. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Hey, Janet, just to add a bit of color on the international comp. First of all, as we said, DTC comps were up in every region, particularly strong in Asia but also very strong in Europe. Looking at stores, as we've discussed in the past, you tend to see pretty different dynamics even within Europe for example. So for the quarter we were very strong in Scandinavia and we saw that also in our flagship stores in terms of the credit card data we track in those stores. Our store in the Galleria Mall in Sweden is now one of our top Hollister stores across the chain. Spain comped positively for the quarter, and then obviously we had a number of countries including some of our more significant countries in Europe like the UK and Germany that remain down on a store comp basis. So it is a mixed picture. I think overall we are hopeful that we are making some progress there. And I guess your second part of the question was can we flex payroll in the fall. I think there are two components to that. One is, as part of the profit improvement initiative there are programmatic changes that we are looking at which will have some bearing on that. And then secondly, we are working hard to react to the sales trend, as we did in the first and second quarters, to be on a short-term basis taking out expense where we see an opportunity to do that. Operator Randy Konik, Jefferies. Randy Konik - Jefferies & Company - Analyst Just a couple things. Just first, when I look at the income statement and the stores and distribution expense and MG&A, you have a total around $2.5 billion. When you give us a figure of $100 million it is about 4%. I mean wouldn't it make sense that there is just even got to be more opportunity than just 4% of that expense base? 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

And then with regards to the strategic review you guys have mentioned, what -- it sounds like there is some sort of potential big shift in the business model that could be -- that you guys are looking into or not looking into. What would we expect that won't change in this Company's business model going forward? Because -- I guess you are not going to tell us what is going to change. But what absolutely will not change it going forward? And then lastly, regarding the international piece of your business, is the London store still being -- becoming -- is it still a big, big driver of the comp direction in the Company? And if so, when do think that London store starts to get towards a flattish comp? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO So, on the first bit, yes, to be clear what we are saying is the $100 million or in excess of $100 million is what we are comfortable with at this point based on decisions that we made and programmatic changes we've made and other pieces that feed into that. We are certainly saying there is potential beyond that, we need to work through the store pilots to determine what that is and, to the point earlier, to make sure that any changes we would make would not have an adverse impact either on sales or on the brand. So we are not saying we are done at $100 million, we are saying that is what we are comfortable committing to at this point as being something we feel very confident is going to be achievable. Sorry, I think there were -- there were a couple other appoints to Randy's question. Maybe just on London -- yes, we have seen London improve and it is been sort of comping in the flattish area recently. So yes, that is I think a positive development. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Thrills us. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO And then the question about what we would not expect to change in the business model going forward I think is the core aesthetic and what the brands stand for. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO I was just given a note. London is better than trend, and has been helping since May. Operator (Operator Instructions). Marni Shapiro, The Retail Tracker. Marni Shapiro - The Retail Tracker - Analyst Could you give me a little bit of an update here? You said traffic has been obviously a big part of the issue. Can you talk a little bit about conversion at the stores; once she's in, is she buying? And then if you could also touch on, Mike, specifically as we get to the back half of the year, it seems like we might to be in for a sweater year, which has historically been really good for you guys. So I was wondering with knits under pressure, is there --. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Oh, I hope you are right, Marni. Marni Shapiro - The Retail Tracker - Analyst I think I am right about this. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Okay, the answer --. Marni Shapiro - The Retail Tracker - Analyst And your [Lurick] sweater looks great, and we purchased it. But I am curious, have you been able to at least shift some of the dollars for the back half of the year, whether it's out of fleece or knits into some sweaters, because that has historically been a very good space for you guys? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO We are hoping for a good sweater business. We are well inventoried in sweaters. The answer to the first part of your question, the problem is really traffic. Our conversions are pretty flat. Operator Barbara Wyckoff, CLSA. Barbara Wyckoff - CLSA - Analyst Mike, could you talk about the changes you've made in the Chase initiatives after first quarter? How are you using this process; how are you using testing for future ideas? And then could you talk also about the accessory business, what penetration is it now; where do you think it could go? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Okay. The speed to market, we are continuing to work on that. As we talked in first quarter, shortening the development cycle has helped us and that is largely complete. I also mentioned increasing vendor collaboration; increasing sourcing in the Americas; the chase component, which is what you are describing. I think we have -- we are doing it better than we did for first quarter because, as you remember, we got into some trouble with deliveries, with first quarter chase. I think we have a better handle on chase; it is not perfect but we are getting better. There is also the conversation about increasing positioning in core fabrics, which we are doing and it's helping us in terms of the speed to market. Accessories I can't tell you -- I don't want to tell you accessory penetration. But I will tell you that we are getting traction, as I said in the beginning, in accessories. And I think it is not only exciting for the potential of the business, I think it is exciting for the look of the stores. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Operator Oliver Chen, Citigroup. Nancy Hilliker - Citigroup - Analyst This is Nancy Hilliker filling in for Oliver Chen. I was wondering if you could tell us a little bit on your view of the nature of volatility in the back half and how you are planning AUR. And also just any comments you have around the new marketing campaigns you have going on now and if that is -- if you are seeing any positive signs just with the different promotions going on now? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Yes, I think the broad answer to the question, Nancy, is that, as we said earlier, we are planning conservatively for sales expense and inventory levels, and I think that would also include AUR. We're certainly striving to better on each of those, certainly on the sales and AUR component. But we -- at this point we are planning based on a fairly low sales comp number as we talked about earlier. And then your second part of the question was new marketing campaign in place now and if you are seeing positive signs from that. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO To make a comment on that, the Everyone Wins sweepstakes; we think that it -- believe it or not it has had some positive increased traffic result. It was really a similar program to last year. But there is some increased traffic that we are seeing from it. And the other positive is that it allows us to collect customer contact information. But as we said in the beginning, we are really focusing on this traffic conversation. Operator John Kernan, Cowen. John Kernan - Cowen and Company - Analyst Just going back to the expense reduction plan. Can you give us a little bit better guidance in terms of when we can start modeling MG&A dollars down year over year? Is that something in the first half of 2014 or could you see any of that in the fourth quarter of 2013? But when can we actually start to see MG&A dollars decline year over year? We did see that a little bit in the first quarter and then saw it tick back up again this quarter. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Yes, first of all, John, what you saw in the first quarter had nothing to do with the ongoing profit improvement project, that was more tactical things that we did, which we also did in the second quarter. The visibility on those may just be a little bit lower. As we said in the script, we are planning to recognize or realize most of that $100 million figure in 2014. We may begin to or should begin to see some of it in the later part of this year, as Mike said in the prepared comments early on, and maybe a little bit of it coming into Q3. But we haven't included anything for that at this point. Operator Stephanie Wissink, Piper Jaffray. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Stephanie Wissink - Piper Jaffray - Analyst Mike, a question for you. I'm just curious how the current experience around back-to-school and the traffic volatility, how that is shaping your thoughts around the store level cost takeouts? Are you thinking differently than maybe where you were even six months ago, just given that this volatility seems to be the new normal? And, Jonathan, if you could just give us some insights into the pilots at the store level that you have referenced a couple of times, that would be helpful. Thank you. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO I will let Jonathan answered this. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO I mean, I think the program we have in place is something that is going to yield significant savings in our base model. In terms of the flexibility of our model, our model is pretty flexible in the US from a cost standpoint. Obviously there is a significant more fixed component particularly on the occupancy side. In terms of the pilots, frankly there isn't a whole lot additional color we can give you at this point. The nature of these projects is frankly that if we implement these changes they hopefully won't be visible from a customer standpoint. But they would entail some fairly significant operational changes in how we run the stores. We may end up implementing some of them and not others and that will be determined as we work through the pilots. Operator Betty Chen, Wedbush. Betty Chen - Wedbush Securities - Analyst I was wondering if you can talk a little bit, Jonathan, perhaps, about input costs into the back half. You know, gross margin grew again in the second quarter after first. I think part of it was driven by input costs. How should we look about that element into the back half and any sort of color you can share with us regarding early 2014 would be helpful as well. And then specifically for Q3, how should we think about gross margin specifically and what are the opportunities there for the quarter? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Yes, Betty, we -- second-quarter gross margin was approximately in line with where we were with Q1 and we are looking to hold in around about that level on a full-year basis. That is probably the most color I can give you on that at this point. And that would be applicable to Q3 as well as the outlook for the full year. Operator Lindsay Drucker Mann, Goldman Sachs. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Lindsay Drucker Mann - Goldman Sachs - Analyst Just two questions for me. First, Jonathan, I was just hoping to go back to the international operating margin question. I know that you got -- you talked about less flexibility on the labor side, but your comp actually -- the rate of decline got a little better and yet the margin pressure got a little worse, so I was hoping maybe you could square those things. And then secondly, I am sorry if I missed it, but did you talk about what AURs in the US were in the quarter and what you are expecting, even if on a relative basis sequentially, for them to do in the third quarter in the US? Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Sure, Lindsay. Yes, when you look at the segment analysis, that is international stores only, the comp figure we give for international is stores plus DTC. And we saw a very strong sequential improvement in international DTC between Q1 and Q2, which I think is probably a pretty big part of that effect that you are seeing. And that in part went back to that inventory shortage issue we had in Q1. Our AUR for the quarter was flattish to slightly down in aggregate. Again, as we've said in the past, we have a lot of different moving parts in our AUR, so it is hard I think to interpret -- read too much into that global AUR figure. And what expecting in Q3 -- again, we have built into our assumptions for Q3 something that we believe is conservative AUR. Operator John Morris, BMO. Janine Stichter - BMO Capital Markets - Analyst This is [Janine Stichter] on for John Morris. I was just wondering if you could talk a little bit about you US tourism levels and give us any color on what you are seeing in terms of the US chain stores versus the tourist stores. Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO In terms of the US tourism levels, I don't think there's a whole lot we could add to that. Clearly the step down we saw this quarter was the greatest in the US chain stores, particularly from June to July. As we said a minute ago, that change in the international stores and the US tourist stores was less than in the US chain stores. Which again we think comes back to that very specific issue that there is something going on with the younger customer in the US. I think that answers the question. Operator Richard Jaffe, Stifel. Richard Jaffe - Stifel Nicolaus & Co. - Analyst Just two quick follow-ups. One is IMU, are you seeing any changes in your opportunity to buy product into -- to do so at a lower cost? And then if you could just add a little color regarding the timing and the potential impact of the marketing both in stores and online for the third and fourth quarter, the removal of the shutters, etc. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO I will take the first part of the question. The answer to opportunity about product at lower cost is no at this point. Timing and potential impact of marketing in stores, I can't -- and online, I can't really sure that with you, Richard. I would love to, but that is pretty confidential at this point. Operator Pamela Quintiliano, SunTrust. Pamela Quintiliano - SunTrust Robinson Humphrey - Analyst So others out there have mentioned some price resistance, particularly in the teen space among more of the basics categories. Just wondering if you are seeing that as well? And also, do you think part of the traffic issue is also that the team may not be as inspired perhaps as last year just given the strong fashion trends we did have for the back-to-school season? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO I will answer the second part. I don't think so. I think there is plenty of good fashion out there. I think there is something else going on other than that. Price resistance, sure. I am not sure that it is more of a problem this year than last. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO I think the big point there, Pam, is that we've had gross margin rate improvement year over year and we are pretty happy with where our gross margin ended for the quarter. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Yes, and we talked about our denim business and our denim business is outperforming our total business at an AUR that is roughly flat to last year. Operator Jaime Katz, Morningstar. Jaime Katz - Morningstar - Analyst You guys actually didn't mention very much about Gilly Hicks. And I know it is a small part of the business, but can you kind of give us some insight into what you think you have done well and what you have done poorly there and maybe how you see the business going forward? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Okay, I think we remain excited about the potential about the intimate apparel business for us and the Gilly Hicks brand. And we are focused on how to best drive it forward. The international online business has been strong. As I mentioned, the expanded Gilly test in Hollister stores has worked well and we'll clearly expand that further in the spring of 2014. I have also said, and I will repeat, that we have some legacy issue with US stores' square footage and we still need to figure that out. But overall we remain very excited about this category. And I think we are getting better and better at it. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Operator Mark Altschwager, Robert W. Baird. Blair Pearson - Robert W. Baird - Analyst This is [Blair Pearson] in for Mark. You have hinted in the past that outlets possibly coming in to play a bigger role in the strategy. First, could you talk a little bit more about the opportunity for outlets? Secondly, just touch on some of the reasons for going there -- ostensibly I suppose that some better traffic trends than you've seen in the mall. And then lastly, do you have any insight or data perhaps from your recent consumer survey just to give some comfort around that -- the thought that outlets maybe wouldn't impact your brand image in the long run? Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Yes, I guess on the outlet question, that is part of the strategic review and at this point we are not ready to share the conclusions of that, but we expect to be able to do so pretty soon. But that has certainly been a question that we have been examining as part of that process. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO And I have to say that Kimberly really put is onto this and it is an issue that we are looking at very hard. I spent a Sunday two weeks ago in the Ashford Mall in Kent in the UK, very eye-opening. We have a lot to learn there. Operator Brian Tunick, JPMorgan. Brian Tunick - JPMorgan - Analyst Hoping just to get a little more color on the international business. I think you guys in the past have talked about whether it is cannibalization or macro or obviously last couple of quarters have been inventory. So just wondering if you think about the two bigger buckets -- cannibalization between the concepts and macro -- what do you think has been a bigger drag on the business? And then I think, Jonathan, on the last call you thought at that point that 30% four walls for the international segment would be achievable potentially. So just wondering, do you need to have positive comps in the international business to achieve a 30% four wall there? Thanks very much. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Brian, maybe to start with the last part -- since we're not guiding for the full year I can't really give you any color on what our four wall margin for the international component would be for the year. With regard to the components of the international business, cannibalization at this point is becoming a pretty minimal to insignificant component. We would believe that the macro has been -- by far the biggest component or is the biggest component currently. And then as we talked about in the past, the maturity curve in different markets can vary quite a bit. 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call

Operator That does conclude our question-and-answer session. And that will conclude today's conference call. Thank you very much for your participation. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & CFO Thank you. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2013, Thomson Reuters. All Rights Reserved. 5147317-2013-08-22T21:39:28.637 20 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2013 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 22, 2013 / 12:00PM, ANF - Q2 2013 Abercrombie & Fitch Co. Earnings Conference Call